Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report, dated July 14, 1999, which includes an emphasis paragraph to an uncertainty as to the Company's ability to continue as a going concern, on the financial statements of Quantech, Ltd. We also consent to the reference to our Firm under the captions "Experts" and "Selected Financial Date" in the Prospectus.

                                           /s/  McGladrey & Pullen, LLP

Minneapolis, Minnesota
June 15, 2000